Exhibit 99.1

Buckeye Announces Fourth Quarter and Fiscal Year Results

Fourth quarter Net Income of $46.5 million or $1.20 per share including $39.6 million or $1.02 per share from Alternative Fuel Mixture Credits

Debt Reduced by $61 million during the Quarter

Shipment Volume, Net Sales and Gross Margin % all Improved Versus 3rd Quarter

Sales off 18% versus Year-Ago Quarter due to Reduced Demand, Lower Pricing and Mix

MEMPHIS, Tenn.--(BUSINESS WIRE)--August 4, 2009--Buckeye Technologies Inc. (NYSE:BKI) today announced fourth quarter net income of $46.5 million or $1.20 per share. Fourth quarter earnings included net income of $39.6 million, or $1.02 per share, from alternative fuel mixture credits for the period from February 12, 2009 through June 30, 2009. Net sales were $177 million for the fourth quarter compared to $215 million in the fourth quarter of fiscal 2008.

Excluding income from alternative fuel mixture credits, adjusted net income was $6.8 million, or $0.18 per share versus fourth quarter fiscal 2008 net income of $9.3 million, or $0.24 per share. This $0.06 per share decrease in earnings, compared to last year, was driven by reduced operating income (-$0.10 per share after tax) due primarily to the economic downturn which has reduced shipment volumes and resulted in unfavorable grade mix changes in our specialty fibers segment. The impact of reduced operating income was partially offset by a lower effective tax rate (+$0.04). While overall selling prices were lower, primarily driven by declines in fluff pulp prices, this was more than offset by lower input prices for raw materials, energy and transportation costs net of an increase in chemical costs.

Compared to the third quarter, sales rose 3.1% and adjusted operating income excluding the alternative fuel mixture credits rose 11.5%. This improvement was driven by higher shipment volumes and lower input costs. This was partially offset by lower selling prices and mix.

Total debt declined by $61.1 million to $327.5 million during the quarter, of which $38.0 million was due to the alternative fuel mixture credit and $23.1 million was due to strong cash flow from operations and reduced capital spending. This allowed us to use the available borrowing capacity on our bank credit facility to retire all of our outstanding $110 million in senior subordinated debt on July 31. Our nearest term debt maturity is now July 2012, when our $200 million revolving credit facility matures. This move is expected to yield significant interest savings, beginning in August, as we have replaced 8.0% fixed rate bonds with variable interest rate borrowings on our bank revolver with current interest rates of about 1.6% (LIBOR + 1.25%). As of July 31, total debt was $310 million and availability on our bank revolver was $85 million.

Net sales for the fiscal year were $755 million, down 8.6% compared to record sales of $826 million in fiscal 2008. Net income for the fiscal year was a loss of $65 million or $1.69 per share, which included a non-cash goodwill impairment charge of $3.30 per share from the second quarter and income from alternative fuel mixture credits of $1.02 per share in the fourth quarter. Excluding these two special items, total fiscal year adjusted net income was $22.6 million, or $0.58 per share, compared to $47.1 million, or $1.20 per share in fiscal 2008.

Chairman and Chief Executive Officer John B. Crowe said, “Our fiscal year ending June 30th, brought to a close a very different and unique year for Buckeye. A first quarter with record sales of $221 million, the challenges of the global economic downturn beginning in the second quarter, the significant goodwill impairment write-down and the alternative fuel mixture credits made FY09 an adventure. Comparing the fourth quarter this year to the same period last year is a comparison of two different worlds and certainly different market dynamics. During the just completed quarter, we continued to run to order and, therefore, we again took significant market downtime at our Memphis and Americana cotton fibers facilities. However, our wood fibers operation ran at full capacity and our nonwovens facilities ran at rates we would consider strong based on the last several years. While not satisfied with our overall annual results, we are pleased that our underlying quarterly earnings improved compared to the previous quarter. Particularly pleasing was the improvement in sales revenue and strong cash we generated from operations in addition to the cash generated from the alternative fuel mixture credits. Over the last several years, we have made significant progress generating cash to reduce debt and improve our balance sheet. Reducing debt by $61MM in the last quarter and retirement of the $110MM of 2010 bonds at the end of July were significant milestones for the Company. Our top priorities continue to be generating free cash flow and paying down debt. We have been successful doing just that.”

Buckeye has scheduled a conference call for Wednesday morning, August 5, at 10:00 a.m. ET to discuss fourth quarter and fiscal year performance. Persons interested in listening by telephone may dial in at (888) 297-0339 within the United States. International callers should dial (719) 325-2113. Supplemental material for the call will be available on the Company’s website at www.bkitech.com or at www.streetevents.com.

Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany, Canada, and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company’s operations, financing, markets, products, services and prices, and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.

*This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). The non-GAAP measures used are “adjusted operating income”, “adjusted net income”, and “adjusted earnings per share” and are equal to net income, operating income and earnings per share excluding income from alternative fuel mixture credits and goodwill impairment. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it allows for a more meaningful comparison of these financial measures to prior periods, but this information should not be considered a substitute for any measures derived in accordance with GAAP. The Company manages its business units by financial measures which exclude these two items. Operating income and earnings per share targets for our all-employee bonus and at-risk compensation also exclude the benefit of alternative fuel mixture credits and the goodwill impairment charge.

	4th Quarter		3rd Quarter	Total Year
($ in Millions)	2009	2008	2009	2009	2008
Operating income (loss)
Operating income (loss) in accordance with GAAP	68.5	19.7	12.8	(22.6)	100.3
Special items:
Alternative fuel mixture credits	(54.2)	---	---	(54.2)	---
Goodwill impairment	---	---	---	138.0	---
Total special items	(54.2)	---	---	83.8	---
Adjusted operating income	14.3	19.7	12.8	61.1	100.3

Net income (loss)
Net income (loss) in accordance with GAAP	46.5	9.3	4.3	(65.4)	47.1
Special items, after-tax:
Alternative fuel mixture credits	(39.6)	---	---	(39.6)	---
Goodwill impairment	---	---	---	127.6	---
Total special items	(39.6)	---	---	88.0	---
Adjusted net income	6.8	9.3	4.3	22.6	47.1

Earnings per share (EPS)
EPS in accordance with GAAP	$ 1.20	$0.24	$0.11	($1.69)	$1.20
Special items, after-tax, per share:
Alternative fuel mixture credits	($1.02)	---	---	($1.02)	---
Goodwill impairment	---	---	---	$3.30	---
Total special items	($1.02)	---	---	$2.28	---
Adjusted EPS	$ 0.18	$0.24	$0.11	$0.58	$1.20

BUCKEYE TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended			Year Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Net sales	$176,936	$171,635	$215,331	$754,529	$825,517
Cost of goods sold	149,941	147,765	182,604	645,194	675,955
Gross margin	26,995	23,870	32,727	109,335	149,562
Gross margin as a percentage of sales	15.3%	13.9%	15.2%	14.5%	18.1%

Selling, research and administrative expenses	12,241	10,601	12,537	46,318	47,277
Amortization of intangibles and other	475	465	466	1,880	1,856
Goodwill impairment	-	-	-	138,008	-
Restructuring costs	-	-	-	-	96
Alternative fuel mixture credits	(54,232)	-	-	(54,232)	-

Operating income (loss)	68,511	12,804	19,724	(22,639)	100,333

Net interest expense and amortization of debt costs	(6,941)	(7,206)	(7,491)	(29,054)	(32,986)
Early extinguishment of debt	-	-	(88)	401	(623)
Foreign exchange and other	100	100	530	(418)	581
Income (loss) before income taxes	61,670	5,698	12,675	(51,710)	67,305
Income tax expense	15,210	1,412	3,358	13,678	20,203
Net income (loss)	$46,460	$4,286	$9,317	$(65,388)	$47,102

Earnings (loss) per share	$1.20	$0.11	$0.24	$(1.69)	$1.21
Diluted earnings per share	$1.20	$0.11	$0.24	$(1.69)	$1.20

Weighted average shares for basic earnings per share
	38,707	38,672	38,843	38,689	38,888

Weighted average shares for diluted earnings per share
	38,815	38,765	39,009	38,689	39,401

BUCKEYE TECHNOLOGIES INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30	March 31	June 30
	2009	2009	2008
Current assets:
Cash and cash equivalents	$22,061	$18,879	$10,393
Accounts receivable, net	117,693	111,953	127,521
Inventories	87,637	101,507	110,254
Deferred income taxes and other	6,507	11,174	11,530
Total current assets	233,898	243,513	259,698

Property, plant and equipment, net	526,589	516,947	555,708
Goodwill	2,425	2,425	163,622
Intellectual property and other, net	26,499	25,372	30,197
Total assets	$789,411	$788,257	$1,009,225

Liabilities and stockholders' equity
Current liabilities:
Trade accounts payable	$30,882	$28,194	$49,157
Accrued expenses	37,831	42,448	50,451
Current portion of capital lease obligations	-	-	358
Short-term debt	-	-	207
Total current liabilities	68,713	70,642	100,173

Long-term debt	327,465	388,563	393,910
Deferred income taxes	48,399	50,729	57,963
Other liabilities	26,803	24,646	27,622
Stockholders' equity	318,031	253,677	429,557
Total liabilities and stockholders' equity	$789,411	$788,257	$1,009,225

BUCKEYE TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Three Months Ended			Year Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
OPERATING ACTIVITIES
Net income (loss)	$46,460	$4,286	$9,317	$(65,388)	$47,102
Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Depreciation	11,454	11,824	12,794	48,047	50,873
Amortization	655	634	489	2,541	2,155
Loss on early extinguishment of debt	-	-	88	(401)	623
Loss on goodwill impairment	-	-	-	138,008	-
Deferred income taxes	3,755	1,828	(741)	(1,006)	12,850
Loss on disposal of equipment	406	217	161	1,297	955
Provision for bad debts	22	263	78	275	16
Excess tax benefit from stock based compensation	-	-	-	-	(44)
Other	766	154	(970)	984	(14)
Change in operating assets and liabilities
Accounts receivable	(3,124)	(4,783)	(4,559)	3,673	(5,875)
Inventories	15,367	13,467	(6,230)	19,453	(20,185)
Other assets	(2,507)	866	(185)	(1,318)	(1,205)
Accounts payable and other liabilities	(1,798)	(7,485)	1,341	(24,898)	5,055
Net cash provided by operating activities	71,456	21,271	11,583	121,267	92,306

INVESTING ACTIVITIES
Purchases of property, plant & equipment	(8,418)	(8,994)	(17,992)	(42,423)	(49,197)
Proceeds from sale of assets	-	-	17	-	17
Other	(169)	(98)	(198)	(340)	(451)
Net cash used in investing activities	(8,587)	(9,092)	(18,173)	(42,763)	(49,631)

FINANCING ACTIVITIES
Net borrowings (payments) under line of credit	(61,016)	(2,655)	14,031	(61,130)	78,235
Payments on long term debt and other	-	-	(15,101)	(5,358)	(129,019)
Payments for debt issuance costs	-	-	80	-	(1,321)
Excess tax benefit from stock based compensation	-	-	-	-	44
Purchase of treasury shares	-	-	(2,720)	(494)	(2,720)
Net proceeds from sale of equity interests	-	-	77	-	5,819
Net cash used in financing activities	(61,016)	(2,655)	(3,633)	(66,982)	(48,962)

Effect of foreign currency rate fluctuations on cash	1,329	864	(219)	146	1,890

Increase (decrease) in cash and cash equivalents	3,182	10,388	(10,442)	11,668	(4,397)
Cash and cash equivalents at beginning of period	18,879	8,491	20,835	10,393	14,790
Cash and cash equivalents at end of period	$22,061	$18,879	$10,393	$22,061	$10,393

BUCKEYE TECHNOLOGIES INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(In thousands)

	Three Months Ended			Year Ended
SEGMENT RESULTS	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Specialty Fibers
Net sales	$125,059	$123,853	$160,945	$551,630	$595,782
Operating income (a)	11,420	10,861	20,345	53,691	90,640
Depreciation and amortization (b)	7,171	7,793	8,504	31,372	33,168
Capital expenditures	7,651	7,789	14,978	37,392	42,347

Nonwoven Materials
Net sales	$59,765	$57,210	$61,798	$239,678	$263,551
Operating income (a)	4,325	2,912	771	12,273	15,300
Depreciation and amortization (b)	3,785	3,577	3,870	14,904	16,134
Capital expenditures	512	866	2,113	3,714	4,855

Corporate
Net sales	$(7,888)	$(9,428)	$(7,412)	$(36,779)	$(33,816)
Operating income (loss) (a)	52,766	(969)	(1,392)	(88,603)	(5,607)
Depreciation and amortization (b)	973	919	883	3,651	3,425
Capital expenditures	255	339	901	1,317	1,995

Total
Net sales	$176,936	$171,635	$215,331	$754,529	$825,517
Operating income (loss) (a)	68,511	12,804	19,724	(22,639)	100,333
Depreciation and amortization (b)	11,929	12,289	13,257	49,927	52,727
Capital expenditures	8,418	8,994	17,992	42,423	49,197

(a) The corporate segment includes operating elements such as segment eliminations, amortization of intangibles, impairment of long-lived assets, alternative fuel mixture credits, charges related to restructuring, unallocated at-risk compensation and unallocated stock-based compensation for executive officers and certain other employees. Corporate net sales represents the elimination of intersegment sales included in the specialty fibers reporting segment.

(b) Depreciation and amortization includes depreciation, depletion and amortization of intangibles.

	Three Months Ended			Year Ended
ADJUSTED EBITDA	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Net income (loss)	$46,460	$4,286	$9,317	$(65,388)	$47,102
Income tax expense	15,210	1,412	3,358	13,678	20,203
Interest expense	6,764	6,979	7,331	28,247	32,469
Amortization of debt costs	262	262	259	1,047	1,088
Early extinguishment of debt	-	-	88	(401)	623
Depreciation, depletion and amortization	11,929	12,289	13,260	49,927	52,729
EBITDA	80,625	25,228	33,613	27,110	154,214
Asset impairments	-	-	-	138,008	-
Non cash charges	462	361	176	1,553	970
Adjusted EBITDA	$81,087	$25,589	$33,789	$166,671	$155,184

We calculate EBITDA as earnings before cumulative effect of change in accounting plus interest expense, income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by adding back the following items: asset impairment charges, non-cash charges and other (gains) losses. You should not consider adjusted EBITDA to be an alternative measure of our net income, as an indicator of operating performance; or our cash flow, as an indicator of liquidity. Adjusted EBITDA corresponds with the definition contained in our US revolving credit facility, established on July 25, 2007, and it provides useful information concerning our ability to comply with debt covenants. Although we believe adjusted EBITDA enhances your understanding of our financial condition, this measure, when viewed individually, is not a better indicator of any trend as compared to other measures (e.g., net sales, net earnings, net cash flows, etc.).

CONTACT:
Buckeye Technologies Inc.
Steve Dean, Senior Vice President
and Chief Financial Officer, 901-320-8352
or
Daryn Abercrombie, 901-320-8908
Investor Relations
www.bkitech.com